UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010

IMAGE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 20, 2010, Image Entertainment, Inc. (“Image”) had its hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal the previously announced delisting determination of the Staff of The Nasdaq Stock Market (“Nasdaq”). The Panel is expected to issue its written decision at any time within approximately 30 days after the hearing date. According to information on Nasdaq’s website, if the Panel determines that Image has presented a definitive plan that will likely enable it to achieve and sustain long-term compliance with Nasdaq listing requirements, it may grant a conditional listing, known as an exception. The Panel has discretion to grant an exception not to exceed 180 days from the date of the Staff delisting determination letter, which was dated December 15, 2009. If the Panel does not grant an exception, then Image may be notified in writing that the Panel has determined to delist Image’s securities or that its securities may be transferred to The Nasdaq Capital Market. If the Panel issues a delisting decision, Image’s securities will be suspended from trading on Nasdaq effective on the second business day after the decision is issued. The formal removal of Image’s listing on Nasdaq would occur after all appeal rights have been exhausted. Nasdaq would notify the SEC of the removal of Image’s listing by filing a Form 25 with the Securities and Exchange Commission (“SEC”). Under SEC rules, Nasdaq must also issue a press release at that time announcing the removal and final delisting.

Image does not currently know what decision the Panel will make, whether it will appeal any decision made by the Panel or whether its securities will remain listed on Nasdaq or for how long they will remain listed on Nasdaq.

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, when the Panel may issue its written decision and the possible outcomes resulting from the Panel decision.  These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” and “believe.”  All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors (some of which may be beyond Image’s ability to control or predict) that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. For details and a discussion of other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in Image’s most recent Annual Report on Form 10-K, and Image’s most recent Quarterly Reports on Form 10-Q.  Unless otherwise required by law, Image undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: January 22, 2010	By: /s/ Michael B. Bayer
Michael B. Bayer
Corporate Secretary